CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use, in this Registration Statement on Form SB-2, of our report dated January 18, 1996, except for Note 9 and Note 12 as to which the date is March 4, 1996, relating to the financial statements of Gum Tech International, Inc. for the years ended December 31, 1995 and 1994, and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.


                                            /S/  ANGELL & DEERING
                                             --------------------------------
                                             Angell & Deering
                                             Certified Public Accountants


Denver, Colorado
October 21, 1996